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                                                               Exhibit 23.1




                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Morton International, Inc. 1997 Incentive Plan of our reports dated July 29, 1997, with respect to the consolidated financial statements of Morton International, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                      /s/ERNST & YOUNG L.L.P.

                                         ERNST & YOUNG L.L.P.

Chicago, Illinois
October 28, 1997